SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024

VOCODIA HOLDINGS CORP

(Exact name of the registrant as specified in its charter)

Wyoming	001-41963	86-3519415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Congress Avenue, Suite #160, Boca Raton, Florida 33487

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (561) 484-5234

Not applicable

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common Stock	VHAI	Cboe BZX Exchange
Series A Warrants	VHAI+A	Cboe BZX Exchange
Series B Warrants	VHAI+B	Cboe BZX Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 10, 2024, Vocodia Holdings Corp. (the “Company”) received a letter from the Listing Qualifications Department of The Cboe BZX Exchange, Inc. (“Cboe”) notifying the Company that, after reviewing the Company’s most recent 10-Q filed May 21, 2024, Cboe determined that the Company had failed to meet the the minimum continued listing standards set forth in Exchange Rule 14.9(e), titled “Continued Listing of Primary Equity Securities.” Exchange Rule 14.9(e)(2) requires a company to meet at least one of the following continued listing standards: (i) stockholders’ equity of at least $2.5 million; (ii) market value of listed securities of at least $35 million; or (iii) net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently complete fiscal years.

The receipt of the Cboe notification letter does not result in the immediate delisting of the Company’s Common Stock from the Cboe and has no immediate effect on the listing or trading of the Company’s Common Stock or Warrants on the Cboe, under the symbols “VHAI,” “VHAI+A,” and “VHAI+B.” The Company will now be afforded a 45-day period, ending July 25, 2024, to submit a plan to regain compliance with Exchange Rule 14.9(e)(2) pursuant to Exchange Rule 14.12(f)(2)(C). Cboe may then accept this plan from the Company pursuant to Exchange Rule 14.12(f)(2)(A).

The Company intends to closely monitor the situation and consider all available options to remedy the bid price deficiency, but no decision regarding any action has yet been made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

VOCODIA HOLDINGS CORP.

Date: June 11, 2024	By:	/s/ Brian Podolak
Brian Podolak
Chief Executive Officer

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